SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2004

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – Press Release dated March 4, 2004

Item 12. Results of Operations and Financial Condition

On March 4, 2004, we issued a press release announcing our earnings for 2003. A copy of our March 4, 2004 press release is attached hereto as exhibit 99.1 and is incorporated herein by this reference. The press release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the attachments to the press release. Further, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statement about forward-looking statements set forth therein.

In accordance with SEC Release No. 33-8176, the information contained in such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Westar management will hold an investor conference call at 10 a.m. Eastern Time (9 a.m. Central Time) on Thursday, March 4, 2004 to review its 2003 financial results. A live simulcast of the conference call, together with the related presentation materials, will be available on our website, http://www.wr.com.

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: March 4, 2004	By	/s/ Mark A. Ruelle
Mark A. Ruelle, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated March 4, 2004